UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2019

OHA INVESTMENT CORPORATION

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-00672	20-1371499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 Avenue of the Americas, 27th Fl.
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 852-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	OHAI	Nasdaq Global Select Market

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2019, OHA Investment Corporation, a Maryland corporation (“OHAI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Portman Ridge Finance Corporation, a Delaware corporation (“PTMN”), Storm Acquisition Sub Inc., a Maryland corporation and direct wholly owned subsidiary of PTMN (“Acquisition Sub”), and Sierra Crest Investment Management LLC, a Delaware limited liability company, the investment adviser to PTMN (“PTMN Adviser”) and an affiliate of BC Partners Advisors L.P. and LibreMax Capital LLC.

The Merger Agreement provides that, subject to the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into OHAI, with OHAI surviving as a wholly-owned subsidiary of PTMN (the “First Merger”) and, immediately thereafter, OHAI will merge with and into PTMN, with PTMN continuing as the surviving company (the “Second Merger” and, together with the First Merger, the “Merger”). The boards of directors of both OHAI and PTMN, including the special committee of OHAI’s board of directors (the “OHAI Board”), have approved the Merger Agreement and the transactions contemplated therein.

In connection with the Merger, OHAI stockholders will receive a combination of (i) a minimum of $8 million in cash (approximately $0.40 per share) from PTMN (as may be adjusted as described below); (ii) PTMN shares of common stock valued at 100% of PTMN’s net asset value per share at the time of closing of the Merger in an aggregate number equal to OHAI’s net asset value at closing minus the $8 million PTMN cash merger consideration (as may be adjusted as described below); and (iii) an additional cash payment from PTMN Adviser directly to OHAI stockholders of $3 million in the aggregate, or approximately $0.15 per share.

If the aggregate number of shares of PTMN stock to be issued in connection with the merger would exceed 19.9% of the issued and outstanding shares of PTMN common stock immediately prior to the closing, then the cash consideration payable by PTMN in the Merger will be increased to the minimum extent necessary such that the aggregate number of shares of PTMN common stock to be issued in connection with the merger does not exceed such threshold. The exchange ratio for the stock component of the merger consideration will be determined by the net asset value of OHAI and PTMN as of 5:00 P.M. New York City time on the day prior to the closing of the Merger (the “Determination Date”).

The Merger Agreement contains representations, warranties and covenants, including, among others, covenants relating to the operation of each of PTMN’s and OHAI’s businesses during the period prior to the closing of the Merger. OHAI has agreed to convene and hold a stockholder meeting for the purpose of obtaining the approval for the First Merger by OHAI’s stockholders, and has agreed to recommend that the stockholders approve the proposal.

The Merger Agreement provides that OHAI may not solicit proposals relating to alternative transactions, or, subject to certain exceptions, enter into discussions or negotiations or provide information in connection with any proposal for an alternative transaction. However, the OHAI Board may, subject to certain conditions and payment of a termination fee of approximately $1.3 million, terminate the Merger Agreement and enter into an agreement with respect to a bona fide, unsolicited, written and binding competing proposal that is fully financed or has fully committed financing made by a third party if it determines in good faith, after consultation with its financial advisors and outside legal advisors, and considering all legal, financial, regulatory and other material aspects of, and the identity of the third party making, the competing proposal and such factors as the OHAI Board considers in good faith to be appropriate, (1) is more favorable to stockholders of OHAI from a financial point of view than the transactions contemplated by the Merger Agreement (including any revisions to the terms and conditions of the Merger Agreement proposed by PTMN to OHAI in writing in response to such competing proposal) and (2) is reasonably likely of being completed on the terms proposed on a timely basis (the “Superior Proposal”).

Consummation of the Merger, which is currently anticipated to occur during the fourth quarter of 2019, is subject to certain closing conditions, including (1) requisite approval of OHAI stockholders, (2) approval for listing on The Nasdaq Global Select Market of the shares of PTMN common stock to be issued in the Merger, (3) effectiveness of the registration statement on Form N-14, which will include a proxy statement of OHAI (“Proxy Statement”) and a prospectus of PTMN (the “Prospectus”), (4) the absence of certain legal impediments to the consummation of the First Merger, (5) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Merger Agreement, and (6) a requirement that, as of the Determination Date, each of OHAI and PTMN deliver to each other a calculation of the net asset value as of the day prior to the closing date of OHAI and PTMN, as applicable.

The Merger Agreement also contains certain termination rights in favor of PTMN and OHAI, including if the Merger is not completed on or before January 31, 2020 or if the requisite approval of OHAI’s stockholders are not obtained. The Merger Agreement also provides that, upon the termination of the Merger Agreement under certain circumstances, OHAI may be required to pay PTMN, a termination fee of approximately $1.3 million or, at PTMN’s option, pay PTMN for damages subject to certain caps. Similarly, the Merger Agreements provides that, upon the termination of the Merger Agreement under certain circumstances, PTMN may be required to pay OHAI, a termination fee of approximately $1.3 million or, at OHAI’s option, pay OHAI for damages subject to certain caps. If this Merger Agreement is terminated by OHAI or PTMN under certain circumstances, including when the requisite approval of OHAI’s stockholders are not obtained, and no termination fee is otherwise required to be paid by OHAI in connection therewith, then OHAI will be required to reimburse PTMN and its affiliates for half of their reasonable and documented out-of-pocket fees and expenses incurred and payable by PTMN or Acquisition Sub or on their behalf in connection with or related to the Merger Agreement or the transactions contemplated thereby, subject to a cap of $500,000.

The representations and warranties and covenants set forth in the Merger Agreement have been made only for purposes of such agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties to the Merger Agreement or their respective businesses.

The foregoing summary description of the Merger Agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 8.01.	Other Events.

On August 1, 2019, OHAI and PTMN issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” that involve substantial risks and uncertainties, including statements regarding the completion of the Merger between OHAI and PTMN. OHAI may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the closing of the Merger, (ii) the expected synergies and savings associated with the Merger, (iii) the percentage of OHAI stockholders voting in favor of the Merger, (iv) the possibility that competing offers or acquisition proposals for OHAI will be made; (v) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived; (vi) risks related to diverting management’s attention from OHAI’s ongoing business operations, (vii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense and liability, (viii) the future operating results of OHAI’s portfolio companies or the combined company, (ix) regulatory factors, (x) changes in regional or national economic conditions and their impact on the industries in which OHAI invests, (xi) other changes in the conditions of the industries in which OHAI invests and other factors enumerated in OHAI’s filings with the Securities and Exchange Commission (“SEC”). You should not place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. OHAI undertakes no obligation to update the forward-looking statements made herein, unless required by law. You should, therefore, not rely on these forward-looking statements as representing OHAI’s views as of any date subsequent to the date of this Current Report on Form 8-K. You should read this communication and the documents that OHAI references in this communication completely and with the understanding that actual future results may be materially different from what OHAI expects. OHAI qualifies all of its forward-looking statements by these cautionary statements.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving OHAI and PTMN for which OHAI stockholders’ approval will be sought (the “Proposal”). In connection with the Proposal, each of OHAI and PTMN intend to file relevant materials with the SEC, including a registration statement on Form N-14, which will include the Proxy Statement and the Prospectus. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. STOCKHOLDERS OF OHAI ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OHAI, PTMN, THE MERGER AND THE PROPOSAL. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov or for documents filed by OHAI, from OHAI’s website at http://ir.ohainvestmentcorporation.com/home.

Participants in the Solicitation

OHAI and its directors, executive officers and certain other members of management, employees of Oak Hill Advisors, L.P and its affiliates may be deemed to be participants in the solicitation of proxies from the stockholders of OHAI in connection with the Proposal. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OHAI stockholders in connection with the Proposal will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Agreement and Plan of Merger, by and among OHA Investment Incorporation, Portman Ridge Finance Corporation, Storm Acquisition Sub Inc. and Sierra Crest Investment Management LLC, dated as of July 31, 2019.

99.1	Joint Press release of Portman Ridge Finance Corporation and OHA Investment Incorporation, dated as of August 1, 2019.

*	Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, OHA Investment Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHA INVESTMENT CORPORATION

Date:	August 1, 2019	By:	/s/ STEVEN T. WAYNE
Steven T. Wayne
President and Chief Executive Officer

Date:	August 1, 2019	By:	/s/ CORY E. GILBERT
Cory E. Gilbert
Chief Financial Officer

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